Exhibit 99.1

Worksport Delivers Breakout Q4: Revenue Up 65% YoY, Gross Profit Up 380%

FY2025 Revenue Climbs 91% to Record $16.2M as Margin Expansion Accelerates and Clean Energy Portfolio Enters Monetization Phase

West Seneca, New York, February 11, 2026 – Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based technology and manufacturing company focused on clean energy solutions and automotive accessories for consumer and reseller channels, today announced preliminary top-line results for the fourth quarter ended December 31, 2025. The Company closed fiscal 2025 with its strongest operational performance to date, delivering 65% year-over-year revenue growth in the fourth quarter and 91% full-year revenue growth, while validating the scalability of its domestic manufacturing platform through substantial gross margin and gross profit expansion.

Q4 2025 Financial Highlights (Unaudited)

●	Quarterly Revenue Growth: Q4 2025 Net Sales increased to $4.84 million; A 65% increase compared to $2.93million in Q4 2024.

●	Structural Margin Expansion: Gross margin for the quarter reached 32%, compared to 11% in the prior year period; An expansion of 2,100 basis points.

●	Gross Profit Surge: Gross profit for the quarter rose to ~$1.5 million, representing a 380% increase year-over-year ($0.3 million in Q4 2024)

●	Fiscal Year Performance: Full-year 2025 revenue reached a record $16.2 million, up 91% from $8.5 million in 2024.

“Our Q4 results demonstrate that our U.S. manufacturing engine is not just operational, but highly resilient,” said Steven Rossi, CEO of Worksport. “We have proven we can expand margins above 31% even in a rising cost environment. This ‘manufacturing alpha’ provides the stable financial foundation required to support our next phase of growth.”

Aluminum Price Increases; Margin Expansion

A key highlight of the Company’s 2025 performance was its ability to expand gross margins despite significant increases in raw material costs. During the year, domestic aluminum prices rose by more than 35%, driven by supply constraints and tariff-related pressures. For most industrial manufacturers, particularly those where aluminum is a primary input for products such as the AL3, HD3, and AL4, cost inflation would typically result in margin compression. Worksport, however, successfully grew gross margins despite aluminum price volatility.

By transitioning production to its West Seneca, NY facility, the Company successfully offset rising commodity costs through:

●	Advanced Manufacturing: Utilizing latest technology and production machinery to create a lean and scalable operation.

●	Scrap Reduction: Implementing precision engineering to minimize aluminum waste per unit.

●	Fixed Cost Absorption: Spreading overhead costs across a daily production volume that more than doubled by the end of the year.

Strategic Pivot: From R&D Spend to Monetization Phase

As Worksport enters 2026, the Company is executing a deliberate shift in how it allocates capital across its clean-energy portfolio. The majority of the capital expenditures and Research & Development investments required to design, validate, and de-risk the SOLIS™ Solar Tonneau Cover, COR™ Portable Energy System, and Aetherlux™ Heat Pump have now been incurred.

With core development substantially complete, management expects R&D intensity to decline meaningfully. These technologies are no longer being treated as ongoing cost centers, but as invested assets transitioning into their commercial monetization phase, where incremental spending is increasingly directed toward certification, manufacturing scale-up, sales infrastructure, and revenue generation rather than foundational engineering.

●	COR™ & SOLIS™: With commercial launch beginning in January 2026, these products are transitioning from development projects to revenue-generating inventory. The infrastructure to manufacture and distribute these units is fully deployed, marketing will now scale up.

●	Aetherlux™ (Terravis Energy): Following the validation of its ZeroFrost™ technology and the selection of a manufacturing partner, Aetherlux is positioned as a high-value asset targeting the $148 billion HVAC market, with minimal additional CapEx required for scaling. Aetherlux has received attention from Governments and several multi-national businesses.

2026 Outlook Update

Worksport is currently finalizing its order book and production schedules for the coming year. The Company expects to issue an update on forward guidance for Fiscal Year 2026, including specific revenue and cash flow positivity targets, later this quarter.

For all future updates, join Worksport’s Newsletter.

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

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The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.